Exhibit 99.2

Investor Conference Call
October 19, 2011
NASDAQ: APPY
These slides are being used in conjunction with the
conference call
The slide deck and the transcript of the call should
be considered together

NASDAQ: APPY
Important Cautions Regarding Forward Looking Statements
 Certain statements made in this presentation are "forward-looking statements" of AspenBio Pharma, Inc. ("APPY") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete the pilot study and clinical trial activities for AppyScore™ required for FDA submission, obtain FDA clearance, cost effectively manufacture and generate revenues from AppyScore and other new products, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets.
 Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this presentation should be considered in conjunction with the risk factors contained in APPY's most recent
 Annual Report on Form 10-K as filed with the SEC.
 This presentation is copyright 2011 AspenBio Pharma, Inc., All Rights Reserved.

Patient Inclusion / Exclusion Criteria

- Right lower quadrant pain or poorly localized abdominal pain with other features consistent with or suspicious for, acute appendicitis.
- Appearance of symptoms within ≤72 hours
- Patient between ages of 2 and 20 years old
- No prior 'advanced imaging' for abdominal pain within the prior two weeks

Blood & Data Collection

- 6 – 8 mLs EDTA plasma (fresh and frozen)
- Patient history, physical exam, CBC attributes employed in 'appendicitis scoring systems'
- CT exposure, disposition/treatment and discharge information

Aspen Bio Pharma

NASDAQ: APPY
Pilot Study Summary
Pilot Study Metrics & Milestones
Number of Sites	11
Patients Enrolled	406
Samples Received	327
Prevalence of Appendicitis	28%
% of Patients who Underwent CT	37%
Samples Tested for Multi- Markers	197
Enrollment Completion (500 Patients)	Nov 2011
Follow-on Meeting w/ FDA	TBD

NASDAQ: APPY
Clinical Work Flow with AppyScore™
History & Physical Exam
Conservative Management
Spares Radiation Exposure

Testing to Help Rule/Out Appendicitis
CT Scan
Higher
Risk
Risk
Stratification
AppyScore Testing
Signs / Symptoms
of Appendicitis
AppyScore
Test
Negative
Appendectomy
Lower
Risk

NASDAQ: APPY
Interim Data from Pilot Study (197 Patients)
MRP 8/14		95% CI
Sensitivity	90%	74 - 96
Specificity	33%	25 - 42
NPV	93%	81 - 98
MRP 8/14 Performance Compared to
Candidate Multi-Marker Panel
In accordance with FDA guidance, a rule-out test is to
be performed in low-to-moderate risk patients
identified using a risk stratification method. Applying a
risk stratification method to the interim sample of 197
patients resulted in 152 patients being classified as low
to moderate risk, with a 20% prevalence of
appendicitis.
Performance measures reflect the preliminary analysis
of patients enrolled in AspenBio’s Pilot Study evaluated
using MRP8/14 and a multi-marker panel. While these
results are encouraging, they are not conclusive.
Additional development work, analysis and completion
of the full 500-patient study is necessary prior to
commencement of a pivotal trial.
Multi-Marker		95% CI
Sensitivity	95%	87 - 99
Specificity	40%	35 - 52
NPV	97%	93 - 99

100%
80%
60%
40%
20%
0%
% of Patients
Receiving CT Scan
42%
33%
45%
33%
Lower/Mod Risk
High Risk

Conclusion Patients undergo CT Scans regardless of their risk of appendicitis

28% (14/50) of CT Scans could have been eliminated in low to moderate risk patients by implementing a more conservative management based on AppyScore outcome.

Aspen Bio Pharma

NASDAQ: APPY
CT Usage Is Not Related to Appendicitis Risk
74/181
50/152
57/128
15/45
Prospective Study 2010
Pilot Study 2011